                                                              [GRAPHIC OMMITTED]

October 26, 2006

Turquoise Card Backed Securities plc
(in its capacity as Issuer and Loan Note Holder of the Loan Notes)
Tower 42 (Level 11)
International Finance Centre
25 Old Broad Street
London
EC2N 1HQ

Turquoise Receivables Trustee Limited
(in its capacity as Receivables Trustee)
26 New Street
St. Helier
Jersey
JE2 3RA
Channel Islands

Turquoise Funding 1 Limited
(in its capacity as Loan Note Issuer and as an Investor Beneficiary)
26 New Street
St. Helier
Jersey
JE2 3RA
Channel Islands

Dear Sirs,

TURQUOISE RECEIVABLES TRUSTEE LIMITED (THE "RECEIVABLES TRUSTEE")
TURQUOISE FUNDING 1 LIMITED (THE "LOAN NOTE ISSUING ENTITY")
(TOGETHER, THE "JERSEY COMPANIES")

We have acted as Jersey tax counsel to the Jersey Companies each of which is a private limited company incorporated in Jersey, in connection with the preparation of the pre-effective amendment number three to the Registration statement on Form S-3 dated October 26, 2006 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the
Securities Act of 1933, as amended (the "Act"). Under the programme the
Receivables Trustee acts as trustee of an English law governed receivables trust constituted pursuant to the terms of the receivables trust deed and servicing agreement in the form filed as exhibit 4.8 to the Registration Statement. The
Loan Note Issuing Entity is one of the beneficiaries of the said receivables trust and has issued and it is anticipated hereafter will from time to time issue in relation to certain series within the Programme limited recourse loan notes pursuant to the terms of the English law governed security trust deed filed as exhibit 4.1 to the Registration Statement and supplements thereto.

BEDELL CRISTIN JERSEY PARTNERSHIP

PO Box 75, 26 New Street          T  +44 (0) 1534 814814    PARTNERS  A.J. Dessain, A.O. Dart, M.H.
St. Helier, Jersey                F  +44 (0) 1534 814815    Richardson, A.D. Robinson,
Channel Islands, JE4 8PP          www.bedellgroup.com       Z.J. Howard, R.C. Gerwat, D.G. Le Sueur,
                                                            M.H.D. Taylor, E.C.G. Bennett,
                                                            P. Byrne, S.M. Hollywood, M. Paul,
                                                            D.M. Cadin, G.J. Barbour
                                                            CONSULTANT A.S. Regal

We confirm subject to the qualifications and reservations contained therein that, under current Jersey law, the statements set forth in the Registration
Statement under the heading "Material Jersey Tax Consequences" to the extent that they constitute matters of Jersey law, are correct in all material respects. The summary of the anticipated tax treatment in Jersey of the receivables trustee and the loan note issuing entity under the heading "Material
Jersey Tax Consequences" is based on applicable Jersey taxation law and practice in force at the date of this document and does not constitute legal or tax advice. The statements concerning Jersey tax consequences contained in the
Registration Statement do not purport to discuss all possible Jersey tax ramifications of the proposed issuance and are limited to the matters expressly referred to in those statements. Prospective investors should consult their professional advisers on the implications of subscribing for, buying, holding, selling, redeeming or disposing of notes to be issued by Turquoise Card Backed
Securities plc under the laws of the jurisdictions in which they may be liable to taxation. Prospective investors should be aware that tax rules and practice and their interpretation may change.

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. We also consent to the references to Bedell Cristin in the Registration Statement. In giving such consent, we do not admit that we are
"experts", within the meaning of the term used in the Act of the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion shall be governed by and construed in accordance with Jersey law.

Yours faithfully,

/s/ BEDELL CRISTIN